Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 26, 2020 relating to the financial statements of Vista Gold Corp. (the “Company”) and the effectiveness of internal control over financial reporting, which appears in the Company’s Form 10‑K, as filed with the United States Securities and Exchange Commission on February 27, 2020.

/s/ Plante & Moran, PLLC

Plante & Moran, PLLC

Denver, CO

June 12, 2020